UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

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Sino United Worldwide Consolidated Ltd.

(Exact name of Company as specified in its charter)

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Nevada	000-53737	30-0679981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-20 38th Ave. Unit 3G, Flushing, NY 11354

(Address of principal executive offices) (Zip Code)

718-395-8706

Company’s telephone number, including area code

AJ Greentech Holdings Ltd.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 24, 2019, we filed a certificate of designation setting forth the rights, preferences and privileges of a new series of preferred stock designated as the series A convertible preferred stock and series C convertible preferred stock. Each share of series A preferred stock is convertible into 50 shares of common stock and each share of series C preferred stock is convertible into 20 shares of common stock.  However, the series A preferred stock shall not be convertible into common stock until such date as we shall increase the number of authorized shares of common stock, either by an increase in the authorized common stock or combination of shares such that there are a number of authorized shares of common stock that are available, free from preemptive rights, equal to the maximum number of shares of common stock issuable upon conversion of the number of authorized shares of series A preferred stock.

Except as otherwise provided by law or the statement of designations, the holders the series A preferred stock shall vote together with the holders of the common stock, with each share of series A preferred stock having the number of votes per share equal to the number of shares of common stock into which the series A preferred stock is convertible on the record date for the determining stockholders entitled to vote.  The vote of the holders of a majority of the outstanding shares of series A preferred stock shall be required for any amendment to the statement of designations. Preferred C will have no voting right.

We have no right to redeem the series A and C preferred stock.  In the event of our liquidation, whether voluntary or involuntary, holders of the series A and C preferred stock shall be entitled to receive out of our assets, after payment of any preferences which are payable to the holders of any class or series of  capital stock which is senior to the series A and C preferred stock upon liquidation, dissolution or winding up, an amount equal to $0.001 per share, before any payment or distribution upon dissolution, liquidation or winding up shall be made with respect to the Common Stock and any other class or series of capital stock ranking junior to series A and C preferred stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the series A and C preferred stock as to such payment or distribution.  After payment of this preference, the holders of the common stock shall be entitled to $0.001 per share.  After this payment to the holders of the common stock, the holders of the series A and C preferred stock shall participate with the holders of the common stock and any other classes or series of capital stock that have similar participation rights, as if the series A and C preferred stock, such other classes or series of capital stock and the common stock were a single class of capital stock with each share of series A and C preferred stock being deemed to be the number of shares of common stock issuable upon conversion of the series A and C preferred stock on the date of the liquidation and each share of each of such other classes or series of capital stock being deemed to be the number of shares of common stock issuable upon conversion of such class or series on the date of liquidation.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of designation for the series A and C preferred stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino United Worldwide Consolidated Ltd.

Date: January 30, 2019	By:	/s/ Yanru Zhou
Yanru Zhou Chief Executive Officer